Exhibit 5.7

CONSENT OF EXPERT

I, Chester M. Moore, P. Eng., of Roscoe Postle Associates Inc., hereby consent to the inclusion and incorporation by reference in this registration statement on Form F-10 of Yamana Gold Inc., including any amendments thereto and any documents incorporated by reference therein (the “Registration Statement”) of references to and information derived from the mineral resource estimates for the Amancaya Project and the La Pepa Project as at December 31, 2010 and to the reports entitled “Technical Report on the Jacobina Mine Complex, Bahia State, Brazil” dated March 30, 2009, “Technical Report on the El Peñón Mine, Northern Chile” dated December 7, 2010 and “Technical Report on the Alhué Mine of Minera Florida Limitada, Central Chile, prepared for Yamana Gold Inc., Report for NI 43-101” dated March 22, 2010 (collectively, the “Incorporated Information”).

I do also hereby consent to the reference to my name and to my involvement in the preparation of the Incorporated Information in this Registration Statement.

ROSCOE POSTLE ASSOCIATES INC. (formerly Scott Wilson Roscoe Postle Associates Inc.)

By:	/s/ Chester M. Moore
Name:	Chester M. Moore, P. Eng.
Title:	Principal Geologist

Date: April 25, 2011